Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
U.S.A.

Dear Ladies and Gentlemen:

Re: Nowea Energy Inc. (formerly Northwest Oil & Gas Company Inc.) (the “Company”)

This letter confirms that we have reviewed Item 4.01, Changes in Registrant’s Certifying Accountant, of the Company’s Form 8-K dated April 20, 2020 and are in agreement with the statements made therein as it pertains to our firm.

Yours truly,

Saturna Group Chartered Professional Accountants LLP

Vancouver, Canada

April 20, 2020